Exhibit 3.1

Corporations Section P.O.Box 13697 Austin, Texas 78711 - 3697 Jane Nelson Secretary of State Office of the Secretary of State CERTIFICATE OF FILING OF Heart Test Laboratories, Inc. 800859060 The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions oflaw . ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below. Dated: 05/06/2024 Effective: 05/06/2024 Jane Nelson Secretary of State Phone: (512) 463 - 5555 Prepared by: John Huddleston Come visit us on the internet at https://www.sos.texas.gov/ Fax: (512) 463 - 5709 TID: 10303 Dial: 7 - 1 - 1 for Relay Services Document: 1361958830002

DocuSign Envelope ID: 3172E2C6 - 70D4 - 46CB - 8DDO - BC33AC61DC92 Filing#:800859060 Document#:1361958830002 Filed On 5/6/2024 received by Upload CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF FORMATION OF HEART TEST LABORATORIES, INC. Pursuant to the provisions of the Texas Business Organizations Code, as amended (the "TBOC'), including Section 3 . 053 , and the Bylaws, as amended and restated (the "Bylaws"), of Heart Test Laboratories, Inc . , a Texas for - profit corporation (the "Corporation"), the Corporation hereby adopts this Certificate of Amendment (this "Certificate of Amendment') to the Amended and Restated Certificate of Formation of the Corporation, as amended (the "Amended and Restated Certificate") . SECTION ONE ENTITY INFORMATION The name of the Corporation is Heart Test Laboratories, Inc. and it is a Texas for - profit corporation. The Corporation's date of formation is August 16 , 2007 and its assigned file number is 800859060 . SECTION TWO AMENDMENT This Certificate of Amendment amends Articles Four and Fourteen of the Amended and Restated Certificate to (i) effect a one (1) for one hundred (100) reverse stock split of all of the Corporation's issued and outstanding common stock, $ 0 . 001 par value per share (the "Common Stock"), whereby, automatically upon the filing and effectiveness of this Certificate of Amendment pursuant to the TBOC, each one hundred (100) issued and outstanding shares of Common Stock shall automatically be changed into one (1) validly issued, fully paid and non - assessable share of Common Stock, and (ii) decrease the number of shares entitled to vote on a matter needed to establish a quorum for meetings of shareholders . Article Four of the Amended and Restated Certificate is hereby amended to create a new final paragraph at the end of Article Four to read as set forth below . Article Fourteen of the Amended and Restated Certificate is hereby amended and restated in its entirety to read as set forth below . "ARTICLE FOUR Capital Structure Upon the filing and effectiveness of the Certificate of Amendment, dated as of May 6 , 2024 pursuant to the TBOC, all of the Corporation's issued and outstanding shares of Common Stock shall be changed into new validly issued, fully paid and non - assessable shares of Common Stock, having a par value of $ 0 . 00 I per share, on the basis of one (1) new share of Common Stock for each one hundred (100) shares of Common Stock issued and outstanding as of the record date of selected for such change, without a corresponding decrease to the number of authorized shares of Common Stock ; provided, however, that no fractional shares of Common Stock shall be issued pursuant to such change . Each shareholder who otherwise would be entitled to a fractional share as a result of such change shall have only a right to receive, in lieu thereof, a whole new share of Common Stock at no additional cost . The Corporation's stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of the Certificate of Amendment, dated as of May 6 , 2024 , which, as a result of the reverse stock split provided for herein, are no longer issued shares of Common Stock . The Corporation's 20 , 000 , 000 authorized shares of Preferred Stock shall not be changed . "

DocuSign Envelope ID: 3172E2C6 - 70D4 - 46CB - 8DD0 - 8C33AC61DC92 "ARTICLE FOURTEEN Quorum With respect to any matter, a quorum will be present at a meeting of shareholders if the holders of one - third ( 1 / 3 ) of the shares entitled to vote on that matter are represented at the meeting in person or by proxy . " SECTION THREE STATEMENT OF APPROVAL The amendment set forth in this Certificate of Amendment has been approved in the manner required by the TBOC and by the governing documents of the Corporation . SECTION FOUR EFFECTIVENESS OF FILING This Certificate of Amendment shall become effective when it is filed by the Corporation with the Secretary of State of the State of Texas . SECTION FIVE EXECUTION The undersigned signs this Certificate of Amendment subject to the penalties imposed by law for the submission ofa materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the Corporation to execute this Certificate of Amendment . [Signature Page Follows]

DocuSign Envelope ID: 3172E2C6 - 70D4 - 46CB - 8DDO - BC33AC61DC92 IN WITNESS WHEREOF, I have hereunto set my hand, this 6th day of May, 2024. HEART TEST LABORATORIES, INC, Q'oo"'""" o,, By: AJ.ru., '51"' - ?St.. . 1 Naine:A."fi'lfr Wtt' - iipson Title: President and Chief Executive Officer [Signature Page to Certificate of Amendment]